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                                                                    EXHIBIT 99.1

US ONCOLOGY ANNOUNCES PRESENTATION AT UPCOMING HEALTHCARE CONFERENCES

HOUSTON, Jan. 31 /PRNewswire/ -- US Oncology, Inc. (Nasdaq: USON) today announced its plans to present at the upcoming U.S. Bancorp Piper Jaffray and UBS Warburg healthcare conferences.

USON will present at the U.S. Bancorp Piper Jaffray Healthcare Conference, held at the Pierre Hotel in New York, on Thursday, February 1, at 5:00 PM Eastern Time.

USON will also present at the UBS Warburg Global Healthcare Services Conference, held at The Plaza Hotel in New York, on Thursday, February 8, at 9:00 AM Eastern Time.

Contact the USON company website at http://www.usoncology.com for more information regarding webcast and presentation materials.

US Oncology represents the nation's most extensive oncology network, including cancer research, diagnostic and radiation centers, outpatient blood and marrow stem cell transplant, and pharmaceutical management services. The US Oncology network operates in 26 states with over 850 affiliated physicians in 450 locations, including 72 integrated cancer centers.

These presentations may contain forward-looking statements, including statements that include the words "believes," "expects," "anticipates," "intends," "projects," or similar expressions and statements regarding our prospects. All statements other than statements of historical fact included in this press release are forward-looking statements. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Matters that could further impact future results and financial condition include reimbursement for healthcare services, particularly reimbursement for chemotherapy agents, integration of formerly separate operations in connection with the AOR-PRN merger, government regulation and the operations of the Company's affiliated physician groups. Please refer to the Company's 1999 Annual Report and Form 10-K and its Forms 10-Q for the first, second and third quarters of 2000 for factors that could cause actual results to differ materially from the Company's expectations.


CONTACT: Bruce Broussard, Chief Financial Officer, 832-601-8766 of US Oncology, Inc.; Investors - Pete Holmberg or Theresa Vogt, or Media - Stacy Nield or Dan Budwick, all of Morgen-Walke Associates, 212-850-5600, for US Oncology, Inc.